WHITE LABEL CARD PROGRAM SERVICES AGREEMENT

This White Label Card Program Services Agreement ("***Agreement***"), entered into on October 16, 2012 (the "***Effective Date***") by and among **Next CALA Inc.**, a Florida corporation ("***Company***"), **ITC Financial Licenses, Inc.**, a South Dakota corporation ("***ITCFL***"), and **IH Financial Licenses, Inc.**, a South Dakota corporation ("***IHFL***")(each of ITCFL and IHFL, a "***Licensee***" and, collectively, the "***Licensees***") (each of Company, ITCFL, and IHFL, a "***Party***" and collectively, the "***Parties***").

WHEREAS, Company is engaged in the business of offering international long distance products and related services to consumers;

WHEREAS, the Licensees are each licensed money transmitters engaged in the business of offering stored value products and services through their network of authorized agents and provide a secure point-of-sale system for processing the sale of such products and services, maintains a prepaid product distribution network comprised of the retail locations of various retailers, and otherwise provides certain services in support of the programs of the Licensees;

WHEREAS, the Licensees currently offer open loop general purpose reloadable ("***GPR***") stored value cards issued by the Issuing Bank under a card program;

WHEREAS, the Licensees wish to offer a new card program under which the Issuing Bank will issue, and the Licensees will offer, Company-branded open loop GPR stored value cards which offer such features and functionality as may be mutually agreed upon by the Parties, in each case subject to the approval of the Issuing Bank;

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows intending to be legally bound:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

NEXT CALA Inc.

By: ______________________ 10/17/2012

Name: Michael A. De Prado

Title: Co- Chairman, CEO & President

ITC FINANCIAL LICENSES, INC.

By: ______________________

Name: RONALD B. ROLLING

Title: C.O.O.

IH FINANCIAL LICENSES, INC.

By: ______________________

Name: RONALD B. ROLLING

Title: C.O.O.